EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Each of the undersigned, Elaina Conley and Sarah Newell, is an authorized officer of The Bank of New York Mellon Trust Company, N.A., the trustee of BP Prudhoe Bay Royalty Trust (the “registrant”).

This statement is being furnished in connection with the filing by the registrant of the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2015 (the “Report”).

By execution of this statement, each of the undersigned certifies that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.

Date: February 29, 2016

By:	/s/ Elaina Conley
Elaina Conley
Vice President

By:	/s/ Sarah Newell
Sarah Newell
Vice President